SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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H. J. Heinz Company

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      The following press release was issued by H. J. Heinz Company:

FOR RELEASE UPON RECEIPT

HEINZ CONFIRMS STRONG PROGRESS IN ITS FIRST QUARTER RESULTS
- BOARD EXPEDITES SEARCH FOR TWO NEW DIRECTORS

PITTSBURGH, August 9, 2006 – H. J. Heinz Company (NYSE: HNZ) today updated its first-quarter outlook confirming a very strong start to the fiscal year, with first-quarter sales expected to rise more than 7% driven by an increase in volume of approximately 5% reflecting new products and strong marketing.

Heinz also expects operating income growth of more than 10%. When special items are excluded from the prior year, Heinz expects to report an increase in earnings per share of over 20% from the year-earlier quarter. On a reported basis, EPS from continued operations are expected to increase by over 40%. The fiscal first-quarter for Heinz ended August 2, 2006, and the Company will announce its first-quarter results on Thursday, August 31.

Separately, Presiding Director Thomas J. Usher said, “Following discussions with major shareholders, we have had very positive discussions regarding a number of key leaders who have global consumer products and capital markets expertise and we expect to be in a position to elect two new directors shortly after the August 16 shareholder meeting. These individuals are expected to bring deep knowledge and experience as well as strong track records of exceptional business performance. This expedited selection process is further confirmation that the Heinz Board will hold management accountable for the execution of the Superior Value & Growth Plan and is committed to taking appropriate action to deliver the plan and pursue other appropriate actions to maximize shareholder value.”

Heinz also announced that it has completed the sale of six of the 15 factories that the company plans to exit by the end of the current fiscal year under the Company’s Superior Value & Growth Plan. In addition, two securities analysts issued reports recently on the Heinz plan -- AG Edwards noted, “We continue to believe that the Heinz proposal is the most realistic plan.” Deutsche Bank said, “We continue to believe that the Heinz plan is, in fact, more realistic in terms of day-to-day execution in the highly competitive food industry.”

Heinz’s Annual Meeting of Shareholders is Wednesday, August 16, 2006, 9 a.m. EDT at the Hilton Pittsburgh and shareholders are urged to vote the WHITE card. For more information on Heinz, visit www.heinzsuperiorvalue.com.

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

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This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	sales, earnings, and volume growth,
•	general economic, political, and industry conditions,
•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs,
•	the ability to identify and anticipate and respond through innovation to consumer trends,
•	the need for product recalls,
•	the ability to maintain favorable supplier relationships,
•	currency valuations and interest rate fluctuations,
•	change in credit ratings,
•	the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives,
•	approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements,
•	the ability to successfully complete cost reduction programs,
•	the results of shareholder proposals,
•	the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures,
•	the ability to effectively integrate acquired businesses, new product and packaging innovations,
•	product mix,
•	the effectiveness of advertising, marketing, and promotional programs,
•	the ability to maintain sales growth while reducing spending on advertising, marketing and promotional programs,
•	supply chain efficiency,
•	cash flow initiatives,
•	risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments,
•	changes in estimates in critical accounting judgments and other laws and regulations, including tax laws,
•	the success of tax planning strategies,
•	the possibility of increased pension expense and contributions and other people-related costs,
•	the possibility of an impairment in Heinz’s investments, and
•	other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended May 3, 2006.

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The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

On July 10, 2006, Heinz began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Heinz's proxy statement as it contains important information. Shareholders may obtain an additional copy of Heinz's definitive proxy statement and any other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission atwww.sec.gov. Copies of the definitive proxy statement are available for free at Heinz's Internet Web site at www.heinz.com or by writing to H.J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of Heinz’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz’s shareholders is available in Heinz’s Schedule 14A filed with the Securities and Exchange Commission on July 18, 2006.

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.

Media:

Ted Smyth:	412-456-5780
Michael Mullen:	412-456-5751 or Michael.mullen@us.hjheinz.com

Investors:
Jack Runkel:	412-456-6034